EXHIBIT 10.1


                               REVOLVING LOAN NOTE


$25,000,000                                                          May 4, 2001

        FOR VALUE RECEIVED, the undersigned, The Harold C. Simmons Family Trust No. 2 ("Maker"), promises to pay, on demand, subject to sixty days notice unless there shall have occurred an "Event of Default" as defined below and as a result this Note shall have at once become due and payable (the "Maturity Date"), to the order of EMS Financial, Inc. a New Jersey corporation ("Payee") or any subsequent holder, at its offices at 16825 Northchase Drive, Suite 1200, Houston TX 77060, or such other place designated by holder in writing, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000), or such lesser amount as shall equal the aggregate principal amount of all revolving loans made to Maker by Payee hereunder (the "Revolving Loans"), together with interest from the date hereof on the unpaid balance of this Note as it may exist from time to time at the rate (herein called the "Applicable Rate") equal to prime, determined at the beginning of each calendar quarter, and in no event shall the Applicable Rate exceed the maximum interest rate permitted to be charged from time to time under applicable law (herein called the "Maximum Rate"). The Applicable Rate shall be determined based upon the published prime rate. Accrued interest on this Note shall be computed daily on the basis of a 365-day/366 day year, as applicable, applied to the unpaid principal balance at the close of business each day and the aggregate of such daily amounts of accrued interest shall be payable quarterly on the first business day following the end of each calendar quarter. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate as provided above.

        Subject to the terms and conditions set forth in this Note, Payee shall make Revolving Loans to Maker at any time and from time to time from the date of this Note until the Maturity Date, in an aggregate principal amount not to exceed at any one time $25,000,000 (the "Maximum Revolving Loan Amount") at such time. Revolving Loans made under this Note shall be in an integral multiple of $200,000 and shall be wired by Payee to the account of Maker requested by Maker prior to 3:00 p.m., New York time, on the borrowing date proposed by Maker. Maker shall give Payee irrevocable written notice of all proposed Revolving Loans not later than three business days prior to the proposed borrowing (a "Borrowing Notice"). Such Borrowing Notice shall specify the aggregate principal amount of the Revolving Loan that Maker is requesting Payee to make and the requested effective date of the proposed Revolving Loan. Each Revolving Loan shall bear interest on the outstanding principal balance thereof from the date such Revolving Loan is made at the Applicable Rate. Proceeds of each Revolving Loan shall be used for the general purposes of the Maker including to refinance existing obligations of the Maker.

        Payee shall, and is hereby authorized by Maker to, endorse on the schedule attached hereto an appropriate notation evidencing the date and amount of each Revolving Loan from Payee and the date and amount of each payment and prepayment with respect thereto; provided that the failure of the Payee to make such a notation on this Note or any error in such notation shall not affect the obligations of Maker under this Note.

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        Maker  shall  pay  Payee  on  the  last  day of  each  quarter  end,  in immediately available funds, a revolving loan commitment fee (the "Fee") equal to 1/2 of 1% per annum on the average unused amount of the Maximum Revolving Loan Amount for each quarter. Such Fee shall be computed on the basis of the actual number of days elapsed during the calendar quarter on the basis of a 365 or 366 day year, as applicable. Such Fee shall commence on the date of this Note and cease to accrue on the earlier of the Maturity Date or any termination of Payee's commitment to make Revolving Loans.

        Maker shall have the right at any time, in its sole discretion and upon not less than 10 days written notice to Payee, to permanently reduce or terminate the Maximum Revolving Loan Amount, provided, however, that each partial reduction thereof shall be in an integral multiple of $200,000. Any reduction of the Maximum Revolving Loan Amount shall be accompanied by payment in full of any principal over the reduced Maximum Revolving Loan Amount plus accrued interest thereon and accrued Fee computed as provided in the previous paragraph.

        Payee shall have the right at any time, in its sole discretion and upon not less than 60 days written notice to Maker (unless there shall have occurred and be continuing an Event of Default), to permanently reduce or terminate the Maximum Revolving Loan Amount, provided, however, that each partial reduction thereof shall be in an integral multiple of $200,000. Any reduction of the Maximum Revolving Loan Amount shall require Maker to remit payment in full of any principal over the reduced Maximum Revolving Loan Amount plus accrued interest and accrued Fee computed as provided in the paragraph above upon the expiration of such 60 day notice period.

        The principal balance of this Note may be prepaid and discharged in whole or in part by Maker at any time and from time to time, without premium, penalty or fee. Any such prepayment may be subsequently reborrowed.

        The Maker, signers, sureties, guarantors and endorsers of this Note, jointly and severally, except as otherwise expressly set forth herein, waive demand, presentment, notice of nonpayment or dishonor, diligence in collecting, grace, notice of any protest, and consent to all extensions for any periods of time and partial payments, before or after maturity.

        If this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is placed in the hands of an attorney for collection, or if this Note is collected by suit or through bankruptcy, probate or other legal proceedings, Maker agrees to pay holder's costs of collection, when incurred, including reasonable attorney's fees.

        No delay in the payments to holder or in the exercise of any power or right under this Note, or under any instrument securing payment hereof or executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right.

        Payment of the indebtedness evidenced by this Note is secured by the security interests established by the following documents (the "Security Documents"), to wit:

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

               A Security Agreement dated as of May 4, 2001 executed by the Maker and Payee covering certain securities owned by Maker.


        The term default shall include any or all of the following:

               (a) The assignment or voluntary or involuntary conveyance by Maker of legal or beneficial interest, or Maker's mortgage, pledge or grant of a security interest in any of the Collateral (as defined in the Security Agreement); or

               (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those liens not securing indebtedness for borrowed money which are being contested in good faith and for which adequate reserves have been created); or

               (c) Maker's nonpayment of any installment of principal, interest or the Fee under this Note; or

               (d) The adjudication of Maker as bankrupt, or the taking of any voluntary action by Maker or any involuntary action against Maker seeking an adjudication of Maker as bankrupt, or seeking relief by or against Maker under any provision of the United States Bankruptcy Code;

               (e) The failure by Maker to comply with any other covenant in this Note or in the Security Documents;

               (f) Maker's default in any payment (regardless of amount) of principal or interest on any other indebtedness for borrowed money; or

               (g) Maker's default in the observance or performance of any other agreement or condition relating to any such other indebtedness for borrowed money or contained in any instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of the indebtedness to cause, such other indebtedness for borrowed money to become due prior to its stated maturity.

        An "Event of Default" shall be deemed to have occurred immediately upon any default described in clause (d) or (g) above, if any default described in clauses (c) or (f) above is not cured within 5 days, and if any default described in clauses (a), (b), or (e) is not cured within 30 days after written notice from Payee to Maker.

        If an Event of Default relating to a default described in clause (d) above shall occur, the entire principal balance and accrued interest owing thereon shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Maker, and the commitment to make Revolving Loans shall automatically be terminated. If any other Event of Default has occurred and is continuing, the entire principal

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

balance and accrued interest owing hereof shall at once become due and payable and the commitment to make Revolving Loans shall be terminated without notice, at the option of the Payee, and the property covered by the Security Documents shall be subject to foreclosure under applicable law. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. In the event any payment, including interest or principal, required to be made under this Note is not made when due, interest on the overdue sum shall accrue at the Applicable Rate plus four percent.

        So long as the Note shall remain unpaid,  the Maker shall furnish to the
Payee:

        (a) as soon as available and in any event not later than 75 days after the end of each of the first three quarters of each fiscal year of the Maker, the unaudited balance sheet of the Maker as of the end of such quarter and the unaudited statements of income and cash flows of the Maker for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end adjustments) by the Trustee of the Maker as being complete and accurate in all material respects;

        (b) as soon as available and in any event not later than 75 days after the end of each of the first three quarters of each fiscal year of Contran Corporation, the unaudited consolidated balance sheet of Contran Corporation as of the end of such quarter and the unaudited consolidated statements of income and cash flows of Contran Corporation for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified with respect to such unaudited consolidated statements (subject to year-end adjustments) by an officer of Contran Corporation as being complete and accurate in all material respects;

        (c) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Maker, a copy of the unaudited balance sheet of the Maker as of the end of such fiscal year and unaudited statement of income and of cash flows of the Maker for such fiscal year, all in reasonable detail and duly certified with respect to such statements by the Trustee of Maker as being complete and accurate in all material respects;

        (d) as soon as available and in any event not later than 120 days after the end of each fiscal year of Contran Corporation, a copy of the annual audit report for such year, including therein consolidated balance sheets of Contran Corporation as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Contran Corporation for such fiscal year, in each case with unqualified certification by PricewaterhouseCoopers LLP or other independent certified public accountants of national recognized standing reasonably acceptable to Payee.

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        This Note shall be construed in accordance with the laws of the State of
New Jersey and the laws of the United States applicable to transactions in New Jersey.

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


        IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the day of May 4, 2001.

                                        The Harold C. Simmons Family Trust No. 2




                                        By:  /s/H. Simmons
                                             ----------------------------------
                                             H. Simmons

                                        Its: Trustee


Acknowledged and agreed to by the undersigned solely with respect to its obligations in the second and third paragraph of this Note:

EMS Financial, Inc.


By:  /s/Robert D. Hardy
     -----------------------------------
     Robert D. Hardy

Its: Treasurer

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


                           SCHEDULE OF REVOLVING LOANS

Type of Transaction
(Loan or Payment)                      Date                        Amount
-------------------              ----------------            -------------------









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